                                                                    EXHIBIT 99.1

     FOR IMMEDIATE RELEASE                         ProCyte Contact
     March 25, 1999                                 Jack Clifford,
     8:30 a.m. EST                                  President/CEO
                                                    (425) 869-1239
                                                   www.procyte.com

                         PROCYTE ON OTC BULLETIN BOARD

              ProCyte Stock will Be Traded on OTC Bulletin Board

     (Redmond, WA) - PR Newswire - ProCyte Corporation (PRCY) today announced that the Nasdaq Listing Qualifications Panel has ruled that based on the continued trading of the Company's stock below $1.00 per share that the stock will no longer be traded on the Nasdaq National Market.

     Effective on March 25th, 1999, ProCyte stock will be traded on the OTC Bulletin Board.

     ProCyte Corporation is a healthcare company that develops, manufactures and markets products for wound care, skin health and hair care. The Company's products incorporate its patented copper peptide technology and are marketed both directly and through distribution partners.